UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 31, 2017

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KNIGHT TRANSPORTATION, INC.
(Exact name of registrant as specified in its charter)

Arizona	001-32396	86-0649974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20002 North 19th Avenue, Phoenix, AZ	85027
(Address of principal executive offices)	(Zip Code)

(602) 269-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ]	Emerging growth company

[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2017, the Compensation Committee of the Board of Directors of Knight Transportation, Inc. (the “Company”), approved grants of restricted stock units (“RSUs”) to the Company’s named executive officers, as provided in the table below:

Named Executive Officer	RSUs
David A. Jackson	17,991
Kevin P. Knight	11,244
Adam W. Miller	8,996
James E. Updike	4,498
Kevin Quast	4,498

Each RSU represents a contingent right to receive one share of the Company’s common stock. The RSUs vest in five equal annual installments, beginning on May 31, 2018, through May 31, 2022, and are subject to certain termination and forfeiture provisions.

The foregoing description of the RSUs is not a complete description of all the rights and obligations, and is entirely qualified by reference to the Company’s Amended and Restated 2015 Omnibus Plan filed as Exhibit 99.1 to the Company’s Form 8-K filed on April 29, 2015, as well as the Company’s Form of Restricted Stock Unit Grant Agreement filed as Exhibit 10.6 to the Company’s Form 10-K for the period ended December 31, 2012, which are incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT TRANSPORTATION, INC.

Date: June 6, 2017	By:	/s/ Adam W. Miller
Adam W. Miller
Chief Financial Officer